EXHIBIT 99.3
CORPORATE GOVERNANCE GUIDELINES
1. Director Qualifications
The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board, and will seek counsel from senior management as to the long-term corporate needs for new and supplemental board expertise. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating & Governance Committee and the Chairman of the Board.
The Board presently has ten (10) members. It is the sense of the Board that a size of eight (8) to eleven (11) members is appropriate. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate or merger or acquisition requirements.
In advance of accepting an invitation to serve on another public company board, directors should advise the Chairman of the Board and the Chairman of the Nominating & Governance Committee to allow an assessment to be made of, among other things, the potential impact of such service on the director’s time and availability, potential conflict of interest issues and the director’s status as an independent director.
The Nominating & Governance Committee will not nominate any individual who is seventy-five (75) years of age for election or reelection to the Board of Directors, provided, however, that this guideline shall not apply to any individual serving on the Board of Directors as of November 18, 2002.
The Board does not believe it should establish limits on a director’s service. As an alternative to term limits, the Nominating & Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board and will permit the Committee and the Board to consider the desirability of re-nominating any director.
2. Director Responsibilities
The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s charter.
Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.
The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make this determination as the circumstances may warrant.
The Chairman of the Board will establish the agenda for each Board meeting in consultation with the Chief Executive Officer. At the beginning of the year, the Chairman of the Board will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen) in consultation with the Chief Executive Officer. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise, at any Board meeting, subjects that are not on the agenda for that meeting and to request the preparation of materials for discussion of relevant topics. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year, which meeting may be held at a Board retreat.
The non-management directors will meet in executive session at least quarterly. The director who presides at these meetings, the “lead director,” will be the Chairman of the Board if he is a non-management director or will be chosen by the non-management directors if the Chairman of the Board is a member of management, and his name will be disclosed in the annual proxy statement. The lead director is responsible for preparing an agenda for the executive sessions. In the event that the non-management directors include directors who are not independent under the listing requirements of the New York Stock Exchange, then at least once a year, there should be an executive session including only independent directors.
The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. But it is expected that Board members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.
Directors are encouraged to attend the Company’s annual meeting of stockholders.

3. Board Committees
The Board will have at all times an Audit Committee, a Compensation Committee, a Nominating & Governance Committee and a Reserves Committee. All of the members of these committees will satisfy the requirements detailed in their respective committee charters. Committee members will be appointed by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that rotation should be mandated as a policy.
Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.
The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
The Board and each committee (with Board approval) have the power to hire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.
4. Director Access to Officers and Employees
Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.
As appropriate under the circumstances based upon the subject matter to be discussed, the Board welcomes attendance at each Board meeting of senior officers of the Company. If the CEO wishes to have Company personnel attend a Board meeting, this suggestion should be brought to the Board for approval.

5. Director Compensation
The Compensation Committee will conduct an annual review of director compensation and stock ownership guidelines, and make a recommendation to the Board regarding the form and amount of director compensation and any recommended changes to the Company’s stock ownership guidelines. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.
6. Director Orientation and Continuing Education
All new directors must participate in the Company’s Orientation Program, which should be conducted within two months of the annual meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, certain of the Company’s significant facilities. All other directors are also invited to attend the Orientation Program.
7. CEO Evaluation and Management Succession
The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.
The Nominating & Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Nominating & Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
8. Annual Performance Evaluation
The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating & Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

9. Review of Governance Policies
The Nominating & Governance Committee will, at least annually, review and reassess the adequacy of these Guidelines and recommend any proposed changes to the Board for approval. In addition, the Nominating & Governance Committee will consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the Board as well as review management’s monitoring of the Company’s compliance programs.
10. Posting Requirement
The Company shall post these Guidelines, the charters of each Board committee and the Company’s Corporate Code of Business Conduct and Ethics on the Company’s website as required by applicable rules and regulations and shall make them available at the Company’s offices in Lafayette, Louisiana. In addition, the Company shall disclose in its proxy statement for its annual meeting of stockholders that a copy of each document is available on the Company’s website and may be obtained by stockholders upon written request.
Amended and Restated August 13, 2009.